TO BUSINESS EDITOR:

     ITT Reports Second Quarter 2007 EPS from Continuing Operations of $1.08 with Strong Organic Growth

     - Excluding special items, earnings from continuing operations up 21 percent to $0.92 per share

     - Organic revenue rose 10.5 percent, with balanced double-digit performance in each segment

     - Organic order growth reaches double digits, including strong order volume in commercial businesses

     - Sale of Switches business closes

    WHITE PLAINS, N.Y., July 27 /PRNewswire-FirstCall/ -- ITT Corporation
(NYSE: ITT) today reported second quarter 2007 earnings from continuing operations of $199 million, or $169 million adjusted to exclude special items including a tax settlement benefit, on revenue of $2.2 billion. Adjusted earnings were up 21 percent or $0.16 to $0.92 per share over the comparable quarter a year earlier, driven by growth in all segments and margin expansion in the Defense Electronics & Services segment. Top-line revenue for the quarter increased 13 percent on a year-over-year basis, with strong international sales growth in ITT's commercial businesses.

    ITT also announced today the completion of the sale of its Switches business to Littlejohn & Co. LLC, a private equity firm based in Greenwich, Conn. The divestiture was announced in May.

    "Many factors contributed to the strong quarter, including another remarkable operating performance from our Defense segment and strong global sales in Fluid Technology," said Steve Loranger, chairman, president and chief executive officer, ITT Corp. "Ultimately, it's the ongoing commitment of our employees worldwide to exceed customer expectations that enabled us to record double-digit order expansion and achieve significant organic revenue growth during the quarter."

    Loranger added, "During the quarter, we also saw the continued execution of our strategy to refine our portfolio with the sale of our Switches business and planned acquisition of International Motion Control, the Buffalo, N.Y.-based manufacturer of motion control products. We believe the stronger-than-expected overall performance of our business will offset anticipated dilution from the acquisition, enabling us to maintain our current earnings guidance of $3.44 to $3.50."

    The company forecasts full-year revenue of approximately $8.6 billion, representing expected year-over-year revenue growth of 10 percent.

    Primary Business Highlights

    Fluid Technology

    -- Second quarter revenue for Fluid Technology was $879 million, led by strong international sales with particular strength in the Industrial Process business. This represents a 15 percent increase over the comparable quarter last year.

    -- Organic revenue for the quarter was up 10 percent compared to the second quarter of 2006 and organic order activity was up 13 percent.

    -- Operating income for the segment grew eight percent to $110 million on a comparable basis, including the impact of restructuring costs. Excluding those costs, operating income for the quarter was $120 million, a gain of 16 percent.

    -- During the quarter, ITT announced it would realign the Fluid Technology segment to combine market-facing businesses to take advantage of scale, process and market leadership. As a result, the segment is now represented by three value centers: Residential & Commercial Water, Water & Wastewater and Industrial Process. Much of the former Advanced Water Treatment value center was joined with the former Wastewater value center and renamed Water & Wastewater.

    Defense Electronics & Services

    -- The Defense segment reported second quarter revenues of $1.02 billion - its first ever $1 billion quarter. The record three-month period represents 11 percent growth over the second quarter of 2006.

    -- Operating income for the segment grew more than 29 percent to $130 million, including the impact of restructuring costs, resulting from strong performance on several fixed-price contracts operating at peak levels. Excluding restructuring costs, operating income was $134 million, a gain of 32 percent on a comparable basis.

    -- ITT's Advanced Engineering & Sciences business continued its growth trend, with revenues up 55 percent on a year-over-year basis.

    -- In July, ITT announced it was awarded the LOGCAP IV program in partnership with Fluor. The Fluor/ITT team is one of three contractor teams selected by the U.S. Army to deliver a broad range of essential logistics support services during combat, peacekeeping, humanitarian and training operations.

    Motion & Flow Control

    -- The Motion & Flow Control segment reported second quarter revenues of $330 million, up 16 percent over the same period last year. Growth was well balanced across all businesses in the segment.

    -- Organic revenue increased 11 percent for the segment year-over-year, with particular strength in the Aerospace Controls business, which was up 16 percent on a comparable basis.

    -- Including the impact of restructuring costs, operating income for the quarter grew to $54 million. Excluding restructuring, operating income was up 11 percent over the second quarter of 2006 to $55 million.

    -- During the quarter, ITT announced the planned acquisition of International Motion Control (IMC). The IMC acquisition will add a complementary mix of products to expand the Motion & Flow Control segment's core capabilities in specialty energy absorption and motion control applications. The transaction is expected to close late in the third quarter.

    Investor Call Today

    ITT's senior management will host a conference call for investors today at 9:00 a.m. Eastern Daylight Time to review second quarter performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/ir.

    About ITT Corporation

    ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in the transport, treatment and control of water, wastewater and other fluids. The company plays a vital role in international security through its defense communications and electronics products; space surveillance and intelligence systems; and advanced engineering and related services. It also serves the growing leisure marine and electrical connectors markets with a wide range of products. Headquartered in White Plains, N.Y., the company generated $7.8 billion in 2006 sales. In addition to the New York Stock Exchange, ITT Corporation stock is traded on the Euronext and Frankfurt exchanges.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

    ITT believes that investors' understanding of the Company's operating performance is enhanced by the use of certain non-GAAP financial measures, including adjusted GAAP net income and adjusted GAAP EPS, which Management considers useful in providing insight into operating performance, as it excludes the impact of special items that cannot be expected to recur on a quarterly basis. Management also believes that investors can better analyze the Company's revenue and order growth by utilizing organic revenue and organic order growth measures that exclude the effect of foreign exchange translation and the effect of recent acquisitions. In addition, Management considers the use of free cash flow to be an important indication of the Company's ability to make acquisitions, fund pension obligations, buy back outstanding shares and service debt. Free cash flow, adjusted net income, adjusted EPS, organic revenue and organic orders are not financial measures under GAAP, should not be considered as substitutes for cash from operating activities, EPS, net income or revenue as defined by GAAP, and may not be comparable to similarly titled measures reported by other companies. A reconciliation to the GAAP equivalents of these non-GAAP measures is set forth in the attached unaudited financial information.

                        ITT CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                         (In millions, except per share)
                                   (Unaudited)

                               Three Months Ended         Six Months Ended
                                     June 30,                 June 30,
                                2007         2006         2007         2006

    Sales and revenues        $2,223.1     $1,964.0     $4,293.4     $3,755.5

    Costs of sales and
     revenues                  1,580.7      1,413.0      3,066.8      2,721.7
    Selling, general and
     administrative expenses     330.9        284.1        650.9        547.2
    Research and development
     expenses                     42.8         39.3         83.1         77.9
    Restructuring and asset
     impairment charges, net      17.5         10.4         23.9         22.3
    Total costs and expenses   1,971.9      1,746.8      3,824.7      3,369.1

    Operating income             251.2        217.2        468.7        386.4
    Interest expense              19.1         21.5         42.9         41.4
    Interest income               10.2          4.8         18.4          8.5
    Miscellaneous expense, net     2.1          4.3          6.0          9.5
    Income from continuing
     operations before income
     taxes                       240.2        196.2        438.2        344.0
    Income tax expense            41.0         61.7        102.2        106.6
    Income from continuing
     operations                  199.2        134.5        336.0        237.4
    Discontinued operations,
     net of tax                   14.5          6.4         17.7         59.4
    Net income                  $213.7       $140.9       $353.7       $296.8

    Earnings Per Share:
    Income from continuing
     operations:
      Basic                      $1.11        $0.73        $1.86        $1.29
      Diluted                    $1.08        $0.72        $1.82        $1.27
    Discontinued operations:
      Basic                      $0.08        $0.03        $0.10        $0.32
      Diluted                    $0.08        $0.03        $0.10        $0.31
    Net income:
      Basic                      $1.19        $0.76        $1.96        $1.61
      Diluted                    $1.16        $0.75        $1.92        $1.58

    Average Common Shares
     - Basic                     180.3        184.3        180.9        184.4
    Average Common Shares
     - Diluted                   183.7        187.2        184.2        187.5

                        ITT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (In millions)
                                   (Unaudited)

                                                    June 30,     December 31,
                                                      2007           2006

    Assets
    Current Assets:
      Cash and cash equivalents                     $1,113.3         $937.1
      Receivables, net                               1,429.2        1,288.9
      Inventories, net                                 752.9          726.5
      Assets of discontinued businesses held
       for sale                                        183.6          183.2
      Deferred income taxes                             83.9           79.8
      Other current assets                             116.0          102.8
        Total current assets                         3,678.9        3,318.3

    Plant, property and equipment, net                 826.1          833.0
    Deferred income taxes                              190.1          136.1
    Goodwill, net                                    2,348.0        2,336.8
    Other intangible assets, net                       199.8          213.2
    Other assets                                       664.0          563.2
        Total assets                                $7,906.9       $7,400.6

    Liabilities and Shareholders' Equity
    Current Liabilities:
      Accounts payable                                $984.4         $929.4
      Accrued expenses                                 772.6          839.4
      Accrued taxes                                     99.4          105.6
      Notes payable and current maturities of
       long-term debt                                  962.6          597.0
      Pension and postretirement benefits               68.9           68.9
      Liabilities of discontinued businesses
       held for sale                                    94.1           96.7
      Deferred income taxes                              0.8            0.2
        Total current liabilities                    2,982.8        2,637.2

    Pension and postretirement benefits                715.8          735.5
    Long-term debt                                     486.0          500.4
    Other liabilities                                  673.3          658.1
        Total liabilities                            4,857.9        4,531.2

    Shareholders' equity                             3,049.0        2,869.4
        Total liabilities and shareholders'
         equity                                     $7,906.9       $7,400.6

                        ITT CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (In millions)
                                   (Unaudited)

                                                       Six Months Ended
                                                           June 30,

                                                      2007           2006
    Operating Activities
    Net income                                       $353.7         $296.8
    Less: Income from discontinued operations         (17.7)         (59.4)
    Income from continuing operations                 336.0          237.4

    Adjustments to income from continuing operations:
      Depreciation and amortization                    88.8           84.2
      Stock-based compensation                         18.7           10.8
      Restructuring and asset impairment
       charges, net                                    23.9           22.3
    Payments for restructuring                        (25.6)         (25.5)
    Change in receivables                            (130.6)        (117.3)
    Change in inventories                             (29.4)         (50.1)
    Change in accounts payable and accrued expenses      4.4          61.7
    Change in accrued and deferred taxes               (58.5)        (35.2)
    Change in other current and non-current assets     (82.0)        (95.5)
    Change in other non-current liabilities            (11.8)          0.6
    Other, net                                           5.5           4.5
      Net cash - operating activities                  139.4          97.9

    Investing Activities
    Additions to plant, property and equipment         (66.3)        (60.9)
    Acquisitions, net of cash acquired                  (4.4)        (74.0)
    Proceeds from sale of assets and businesses          2.6         230.1
    Other, net                                           0.2          (6.3)
      Net cash - investing activities                  (67.9)         88.9

    Financing Activities
    Short-term debt, net                               353.1         147.3
    Long-term debt repaid                               (2.0)         (0.9)
    Long-term debt issued                                0.3           0.1
    Repurchase of common stock                        (287.6)       (130.2)
    Proceeds from issuance of common stock              49.0          50.9
    Dividends paid                                     (45.8)        (37.0)
    Tax benefit from stock option exercises             11.0          12.7
    Other, net                                             -           0.1
      Net cash - financing activities                   78.0          43.0

    Exchange Rate Effects on Cash and Cash
     Equivalents                                        25.3          28.6
    Net Cash - Discontinued Operations:
      Operating Activities                               4.4          51.3
      Investing Activities                              (2.3)         (5.5)
      Financing Activities                              (0.7)         (0.2)

    Net change in cash and cash equivalents            176.2         304.0
    Cash and cash equivalents - beginning of year      937.1         451.0
    Cash and Cash Equivalents - end of period       $1,113.3        $755.0

                     ITT Corporation Non-GAAP Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                           Second Quarter 2007 & 2006

                                   ($ Millions)

                                                 (As Reported - GAAP)

                                          Sales &  Sales &    Change  % Change
                                          Revenues Revenues   2007 vs. 2007 vs.
                                          3M 2007   3M 2006    2006     2006

    ITT Corporation - Consolidated         2,223.1   1,964.0   259.1   13.2%

    Defense Electronics & Services         1,017.4     918.5    98.9   10.8%
        ACD - Tactical Radios                203.4     173.3    30.1   17.4%
        Space Systems                        152.7     149.6     3.1    2.1%
        Advanced Engineering & Sciences      110.6      71.3    39.3   55.1%
        Electronic Systems                    97.6      98.4    (0.8)  -0.8%
        Night Vision                         109.0     113.2    (4.2)  -3.7%
        Systems                              347.3     314.3    33.0   10.5%

    Fluid Technology                         879.5     765.3   114.2   14.9%
        Industrial Process                   174.7     143.4    31.3   21.8%
        Residential and Commercial Water
         Group                               305.4     285.6    19.8    6.9%
        Water & WasteWater                   410.6     346.9    63.7   18.4%

    Motion & Flow Control                    329.5     284.6    44.9   15.8%
        Aerospace Controls                    25.2      20.7     4.5   21.7%
        Marine & Leisure                      67.3      59.6     7.7   12.9%
        Friction Materials                    99.6      84.0    15.6   18.6%
        Koni Shocks                           27.7      23.7     4.0   16.9%
        Connectors                           109.7      96.6    13.1   13.6%


                                                                     % Change
                                                              Change   2007
                                           Orders    Orders  2007 vs.   vs.
                                          3M 2007   3M 2006    2006    2006

    Defense Electronics & Services           742.8     636.3   106.5    17%

    Fluid Technology                         937.9     798.0   139.9    18%

    Motion & Flow Control                    330.6     295.9    34.7    12%

    Total Segment Orders                   2,007.8   1,727.9   279.9    16%

                                               (As Adjusted - Organic)

                                                   Acqui-
                                                   sition    FX
                                         Sales &   Contr-  Contr-   Adj. Sales
                                         Revenues  ibution ibution  & Revenues
                                          3M 2007  3M 2007 3M 2007  3M 2007

    ITT Corporation - Consolidated         2,223.1   (14.2)  (38.9)  2,170.0

    Defense Electronics & Services         1,017.4     0.0    (0.1)  1,017.3
        ACD - Tactical Radios                203.4     0.0     0.0     203.4
        Space Systems                        152.7     0.0    (0.1)    152.6
        Advanced Engineering & Sciences      110.6     0.0     0.0     110.6
        Electronic Systems                    97.6     0.0     0.0      97.6
        Night Vision                         109.0     0.0     0.0     109.0
        Systems                              347.3     0.0     0.0     347.3

    Fluid Technology                         879.5   (13.0)  (27.1)    839.4
        Industrial Process                   174.7     0.0    (1.1)    173.6
        Residential and Commercial Water
         Group                               305.4    (0.9)   (6.7)    297.8
        Water & WasteWater                   410.6   (12.1)  (19.8)    378.7

    Motion & Flow Control                    329.5    (1.2)  (11.8)    316.5
        Aerospace Controls                    25.2    (1.2)    0.0      24.0
        Marine & Leisure                      67.3     0.0    (2.1)     65.2
        Friction Materials                    99.6     0.0    (6.3)     93.3
        Koni Shocks                           27.7     0.0    (1.5)     26.2
       Connectors                            109.7     0.0    (1.9)    107.8


                                                   Acqui-
                                                   sition     FX
                                                   Contri-  Contri-   Adj.
                                           Orders   bution   bution   Orders
                                           3M 2007 3M 2007  3M 2007   3M 2007

    Defense Electronics & Services           742.8    0.0     (0.1)    742.7

    Fluid Technology                         937.9  (11.5)   (28.8)    897.6

    Motion & Flow Control                    330.6   (0.4)   (11.7)    318.5

    Total Segment Orders                   2,007.8  (11.9)   (40.5)  1,955.4

                                               (As Adjusted - Organic)

                                            Sales &     Change    % Change
                                           Revenues   Adj. 07     Adj. 07
                                            3M 2006    vs. 06      vs. 06

    ITT Corporation - Consolidated          1,964.0     206.0       10.5%

    Defense Electronics & Services            918.5      98.8       10.8%
      ACD - Tactical Radios                   173.3      30.1       17.4%
      Space Systems                           149.6       3.0        2.0%
      Advanced Engineering & Sciences          71.3      39.3       55.1%
      Electronic Systems                       98.4      (0.8)      -0.8%
      Night Vision                            113.2      (4.2)      -3.7%
      Systems                                 314.3      33.0       10.5%

    Fluid Technology                          765.3      74.1        9.7%
      Industrial Process                      143.4      30.2       21.1%
      Residential and Commercial Water Group  285.6      12.2        4.3%
      Water & WasteWater                      346.9      31.8        9.2%

    Motion & Flow Control                     284.6      31.9       11.2%
      Aerospace Controls                       20.7       3.3       15.9%
      Marine & Leisure                         59.6       5.6        9.4%
      Friction Materials                       84.0       9.3       11.1%
      Koni Shocks                              23.7       2.5       10.5%
      Connectors                               96.6      11.2       11.6%


                                                         Change    % Change
                                              Orders     Adj. 07    Adj. 07
                                              3M 2006    vs. 06      vs. 06

    Defense Electronics & Services             636.3     106.4       16.7 %

    Fluid Technology                           798.0      99.6       12.5 %

    Motion & Flow Control                      295.9      22.6        7.6 %

    Total Segment Orders                     1,727.9     227.5       13.2 %

    Note: Excludes intercompany eliminations.

                     ITT Corporation Non-GAAP Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                          Second Quarter of 2007 & 2006

                                  ($ Millions)

                                    Q2 2007          Q2 2006          %
                                       As               As        Change 07
                                    Reported         Reported      vs. 06

    Sales and Revenues:
    Defense Electronics & Services  1,017.4           918.5
    Fluid Technology                  879.5           765.3
    Motion & Flow Control             329.5           284.6
    Intersegment eliminations          (3.3)           (4.4)
    Total Sales and Revenues        2,223.1         1,964.0

    Operating Margin:
    Defense Electronics & Services    12.8%            11.0%
    Fluid Technology                  12.5%            13.2%
    Motion & Flow Control             16.4%            14.9%
    Total Ongoing Segments            13.2%            12.4%

    Income:
    Defense Electronics & Services    129.8           100.6         29.0%
    Fluid Technology                  109.5           101.3          8.1%
    Motion & Flow Control              54.0            42.5         27.1%
    Total Segment Operating Income    293.3           244.4         20.0%


                                    Q2 2007     Adjust for 2007     Q2 2007
                                       As                              As
                                    Reported     Restructuring      Adjusted

    Sales and Revenues:
    Defense Electronics & Services  1,017.4                        1,017.4
    Fluid Technology                  879.5                          879.5
    Motion & Flow Control             329.5                          329.5
    Intersegment eliminations          (3.3)                          (3.3)
    Total Sales and Revenues        2,223.1                        2,223.1

    Operating Margin:
    Defense Electronics & Services     12.8%                          13.2%
    Fluid Technology                   12.5%                          13.6%
    Motion & Flow Control              16.4%                          16.8%
    Total Ongoing Segments             13.2%                          13.9%

    Income:
    Defense Electronics & Services    129.8             4.3          134.1
    Fluid Technology                  109.5            10.2          119.7
    Motion & Flow Control              54.0             1.3           55.3
    Total Segment Operating Income    293.3            15.8          309.1


                                            Adjust for
                                  Q2 2006     2006      Q2 2006   % Change
                                     As      Restruc-      As     Adj. 07
                                  Reported   turing     Adjusted   vs. 06

    Sales and Revenues:
    Defense Electronics & Services  918.5                 918.5
    Fluid Technology                765.3                 765.3
    Motion & Flow Control           284.6                 284.6
    Intersegment eliminations        (4.4)                 (4.4)
    Total Sales and Revenues      1,964.0               1,964.0

    Operating Margin:
    Defense Electronics & Services   11.0%                 11.0%    220 BP
    Fluid Technology                 13.2%                 13.5%     10 BP
    Motion & Flow Control            14.9%                 17.5%    (70) BP
    Total Ongoing Segments           12.4%                 13.0%     90 BP

    Income:
    Defense Electronics & Services  100.6      0.8        101.4    32.2%
    Fluid Technology                101.3      1.9        103.2    16.0%
    Motion & Flow Control            42.5      7.4         49.9    10.8%
    Total Segment Operating Income  244.4     10.1        254.5    21.5%

                     ITT Corporation Non-GAAP Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                          Second Quarter of 2007 & 2006

                       ($ Millions, except EPS and shares)

                                   Q2 2007        Q2 2007       Q2 2007
                                  As Reported   Adjustments   As Adjusted

    Segment Operating Income         293.3         15.8 #A       309.1

    Interest Income (Expense)         (8.9)        (7.0)#B       (15.9)

    Other Income (Expense)            (2.1)           -           (2.1)

    Corporate (Expense)              (42.1)         1.7 #A       (40.4)

    Income from Continuing
     Operations before Tax           240.2         10.5          250.7

    Income Tax Items                  34.8        (34.8)#C           -

    Income Tax Expense               (75.8)        (5.7)#D       (81.5)

    Total Tax Expense                (41.0)       (40.5)         (81.5)

    Income from Continuing
     Operations                      199.2        (30.0)         169.2

    Diluted EPS from
     Continuing Operations            1.08        (0.16)          0.92


                                                                       Percent
                                                             Change    Change
                                                            2007 vs.   2007 vs.
                               Q2 2006    Q2 2006  Q2 2006    2006      2006
                                  As      Adjust-     As       As        As
                               Reported   ments    Adjusted  Adjusted  Adjusted

    Segment Operating Income    244.4      10.1 #E   254.5

    Interest Income (Expense)   (16.7)        -      (16.7)
    Other Income (Expense)       (4.3)        -       (4.3)
    Corporate (Expense)         (27.2)      0.3 #E   (26.9)

    Income from Continuing
     Operations before Tax      196.2      10.4      206.6

    Income Tax Items                -       1.0 #F     1.0
    Income Tax Expense          (61.7)     (3.2)#G   (64.9)

    Total Tax Expense           (61.7)     (2.2)     (63.9)

    Income from Continuing
     Operations                 134.5       8.2      142.7

    Diluted EPS from
     Continuing Operations       0.72      0.04       0.76    $0.16   21.1%

    #A - Remove Restructuring Expense of $15.8M and $1.7M.
    #B - Remove Interest Adjustment on Tax Audit Settlement of ($7.0M).
    #C - Remove Tax Benefit re Audit Settlement of ($44.3M), tax expense on interest adjustment related to settlement of $2.5M, and other special items of $7.0M .
    #D - Remove Tax Benefit on restructuring of ($5.7M).
    #E - Remove Restructuring Expense of $10.1M & $0.3M.
    #F - To apply Structural Tax Rate $1.0M. #G - Remove Tax Benefit on restructuring of ($3.2M).

                     ITT Corporation Non-GAAP Reconciliation
                Cash From Operating Activities vs. Free Cash Flow
                          Second Quarter of 2007 & 2006

                                  ($ Millions)

                                           2nd Qtr.07         2nd Qtr.06

    Cash from Operations                      139.4              97.9

    Capital Expenditures                      (66.3)            (60.9)

    Pension Pre-funding, net of tax            50.0              91.0

    Free Cash Flow                            123.1             128.0


SOURCE  ITT Corporation

    -0-                             07/27/2007
    /CONTACT: Andy Hilton, +1-914-641-2160, or andy.hilton@itt.com / /First Call Analyst: /
    /FCMN Contact: beth.coffman@itt.com /
    /Web site:  http://www.itt.com /
    (ITT)